Exhibit 13

O2Micro International Limited

CERTIFICATION

In connection with the Annual Report of O2Micro International Limited (the “Company”) on Form 20-F for the period ended December 31, 2016, as filed with the Securities and Exchange Commission (the “Report”), each of Sterling Du, Chief Executive Officer of the Company, and Perry Kuo, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 31, 2017	By:	/s/ STERLING DU
Sterling Du
Chief Executive Officer

Date: March 31, 2017	By:	/s/ PERRY KUO
Perry Kuo
Chief Financial Officer and Principal Accounting Officer